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                                                                   EXHIBIT 10.22

This Sub-Lease is made as of this 17th day of October, 1995, between Information Management Resources, Inc. of 26750 U.S. Highway 19N, Suite 500, Clearwater, Florida 34621 as Lessee, and ABR Information Services, Inc. of 34125 U S. Highway 19 North, Suite 300, Palm Harbor, Florida 34684 as Sub-Lessee.

1. For valuable consideration, the parties agree to sub-lease the following described premises:

     11,289 rentable square feet of space on the second floor of an office building located at 26750 U.S. Highway 19 North, Clearwater, Florida 34621 (the "Demised Premises").

2. This property is currently leased to Lessee under the terms of that certain Lease Agreement (the "Original Lease Agreement") by and between ABR Plymouth Plaza Ltd. as Lessor and Lessee, as Lessee dated March 22, 1993.

3. Lessee hereby sub-leases to Sub-Lessee, the Demised Premises in its current "AS IS" condition except that any and all of Lessee's furniture, equipment and other personal property will be removed from the Demised Premises by the Lessee prior to October 15, 1995.

4. Sub-Lessee shall use the Demised Premises for COBRA and/or employee benefit plan administration, marketing and consulting. Sub-Lessee shall operate the Demised Premises under the name of ABR Information Services, Inc. and/or Applied Benefits Research, Inc. and/or CobraServ.

5. Sub-Lessee shall provide Lessee and ABR Plymouth Plaza Ltd. with proof of insurance coverage meeting the requirements of Paragraph 19 of the Original Lease Agreement.

6. The Sub-Lease will be for a period commencing on November 1, 1995 and terminating October 31, 1997 and, except as provided in Paragraph 10 hereof, is not renewable or subject to extension. Notwithstanding the preceding sentence, Sub-Lessee may, at its option, also occupy the Demised Premises from the date of execution by all parties of this Sub-Lease until November 1, 1995.

7. The subrental amount is $270,936 plus all applicable sales tax and is payable in monthly installments of $11,289 plus applicable sales tax by the Sub-Lessee to the Lessee on the first day of each and every month beginning on November 1, 1995, provided that subrent for the first and last full months of the term of this Sub-Lease, shall be paid together with applicable sales tax by the Sub-Lessee at the signing of this Sub-Lease Agreement.

8. In addition to any other remedies available to Lessee, upon Sub-Lessee's failure to pay any subrental amount required to be paid hereunder within five
(5) days after the due date, Lessee reserves the right to charge a late payment charge of Twenty-Five Dollars ($25.00) plus one and one-half percent (1 1/2%) of the outstanding balance due for each month or portion thereof. In no event shall the amount of such late charge be in excess of the maximum amount permitted by applicable usury laws.

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                              SUB-LEASE AGREEMENT

9. The Sub-Lease is subject to the provisions in the Original Lease Agreement that are referenced in this Sub-Lease. A copy of the Original Lease Agreement is attached hereto as Exhibit A, and incorporated herein. The only services to which Sub-Lessee is entitled are those to of which Lessee is entitled under the Original Lease Agreement. Lessee warrants that the Original Lease Agreement is in effect, has not been modified, and that the property may be sublet with the consent of Lessee's landlord. Such consent is attached to this Sub-Lease and is part of this Sub-Lease. Lessee shall hold Sub-Lessee harmless from any claim which may result from Lessee's failure to perform any obligation under the Original Lease Agreement with respect to the Demised Premises prior to the date of and during this Sub-Lease. Sub-Lessee shall hold Lessee harmless from any claim which may result from Sub-Lessee's failure to perform any obligation under the Lease Agreement with respect to the Demised Premises during the term of this Sub-Lease.

10. Subject to the conditions set forth hereinafter, Sub-Lessee shall have the option to extend this Sub-lease for a term commencing on November 1, 1997 and ending on August 31, 1998 (or, if earlier, upon the expiration of the Original Lease Agreement) at a monthly subrental of $13.00 per square foot. In the event that Sub-Lessee desires to exercise this option, Sub-Lessee shall give Lessee written notice (the "Option Notice") of such desire on or before September 1, 1997. Sub-Lessee shall not have the right to exercise this option if Lessee intends to occupy the Demised Premises itself. Within thirty (30) days of Lessee's receipt the Option Notice, Lessee shall notify Sub-Lessee in writing whether the Sub-Lease will be extended or whether Lessee intends in good faith to occupy the Demised Premises itself, provided however that, in the event that Sub-Lessee delivers the Option Notice to Lessee before September 1, 1997, Lessee shall not be required to respond to such Option Notice until September 30, 1997.

11. This Sub-Lease shall be governed by and enforced according to the laws of the State of Florida.

12. All notices and demands which are required, or which may be given, under the Sub-Lease by either party to the other shall be in writing and delivered by hand or sent by certified or registered mail.

     All such notices and demands by the Lessee to the Sub-Lessee shall be addressed or delivered to the Demised Premises.

     All such notices and demands by the Sub-Lessee to the Lessee shall be addressed to or delivered to the Lessee's address stated in the preamble to this Sub-Lease.

13. Notwithstanding anything to the contrary in this Sub-Lease Agreement or in the Original Lease Agreement between ABR Plymouth Plaza Ltd. and Information Management Resources, Inc. dated March 22, 1993, Sub-Lessee's only financial obligations under this Sub-Lease Agreement are the obligations stated in Paragraphs 7 through 9 (inclusive) of this Sub-Lease Agreement, provided,
                                                                --------
however, that Sub-Lessee shall pay for all after-hours electricity and HVAC for
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the Demised Premises and provided further that Sub-Lessee shall be obligated to
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comply with each of the following obligations of Lessee under the terms of the
Original Lease Agreement:

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                              SUB-LEASE AGREEMENT

     (a) the obligation to maintain the interior of the Demised Premises as set forth in Paragraph 9 of the Original Lease Agreement;

     (b) the restrictions on assignment and subletting set forth in Paragraph 11 of the Original Lease Agreement;

     (c) the limitations of use of the Demised Premises, as set forth in Paragraph 2 of the Original Lease Agreement, provided, however, the use to be made by the Sub-Lessee of the Demised Premises shall be as set forth in Paragraph 4 of this Sub-Lease;

     (d) the use restrictions set forth in Paragraph 13 of the Original Lease Agreement;

     (e) the obligation to comply with law, as set forth in Paragraph 14 of the Original Lease Agreement;

     (f) those provisions regarding leasehold improvements, as set forth in Paragraph 15 of the Original Lease Agreement;

     (g) those provisions regarding liens set forth at Paragraph 17 of the Original Lease Agreement;

     (h) those provisions as set forth in Paragraph 18 of the Original Lease Agreement are amended to the extent that the words "indemnify and" are deleted from the first line with regard to Sub-Lessee. Lessee agrees to be bound by the terms and provisions of Paragraph 18 of the Original Lease Agreement without such amendment;

     (i) allowing Lessee and ABR Plymouth Plaza Ltd. to enter the Demised Premises, as set forth in Paragraph 21 of the Original Lease Agreement;

     (j) those provisions regarding default, as set forth in Paragraph 22 of the Original Lease Agreement;

     (k) those provisions regarding eminent domain, as set forth in Paragraph 24 of the Original Lease Agreement; and

     (l) those provisions regarding subordination to any existing mortgage or mortgages hereinafter encumbering the Demised Premises, as set forth in Paragraph 30 of the Original Lease Agreement.

     Sub-Lessee shall have no financial obligation under the terms of the Original Lease Agreement except as specifically set forth herein.

14. Sub-Lessee shall have no right of first refusal, as set forth in Paragraph 45 of the Original Lease Agreement.

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                             SUB-LEASE AGREEMENT

15. ABR Plymouth Plaza Ltd. does hereby agree that, so long as Sub-Lessee remains current and is not in default under the terms of this Sub-Lease Agreement, Lessee's default under the terms of the Original Lease Agreement shall not alone constitute a default hereunder; provided, however, in the event of Lessee's default under the Original Lease Agreement, Sub-Lessee shall, upon demand by ABR Plymouth Plaza, Ltd., pay all rental and other monies due hereby directly to Lessor.

16. This Sub-Lease shall in no way diminish or abrogate any of Lessee's obligations or Guarantor's obligations under the terms of the Original Lease Agreement who shall remain fully bound thereby.

17. The undersigned, Satish Sanan, as Guarantor of the Original Lease Agreement does hereby agree and consent to the foregoing and further agrees that Guarantor's obligations under the terms of the Original Lease Agreement have not in any way been modified or diminished as a result of this Sub-Lease Agreement.

LESSEE:                                    SUB-LESSEE:
Information Management Resources, Inc.     ABR Information Services, Inc.

By:   \s\ Satish K. Sanan                  By:    \s\ Vincent Addonisio

Name: Satish K. Sanan                      Name:  Vincent Addonisio
Its:  President & CEO                      Its:   Senior Vice President and
                                                  Chief Financial Officer

GUARANTOR
Satish Sanan

\s\ Satish K. Sanan
Personally

Consent of Lessor
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ABR Plymouth Plaza Ltd. as Lessor under the above-described Original Lease
Agreement consents to the foregoing Sub-Lease provided however that such consent shall not act as a release or waiver of any obligation of Information Management Resources. Inc. or of the Guarantor under the Original Lease Agreement.


ABR Plymouth Plaza Ltd.

By:    \s\ Robert M. Reed

Name:  Robert M. Reed
Its:   General Partner

Attachment(s)

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